UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2005

                            INKSURE TECHNOLOGIES INC.
             (Exact name of Registrant as Specified in Its Charter)


          DELAWARE                     0-24431               84-1417774
(State or Other Jurisdiction         (Commission           (IRS Employer
      of Incorporation)              File Number)        Identification No.)


  1770 N.W. 64TH STREET, SUITE 350, FORT LAUDERDALE, FL          33309
       (Address of Principal Executive Offices)                (Zip Code)

       Registrant's Telephone Number, Including Area Code: (954) 772-8507

       -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On September 30, 2005, we completed a private placement of convertible notes in the aggregate principal amount of $6,000,000 pursuant to the Securities Purchase Agreement as of such date between us and certain investors listed on the schedule of buyers attached thereto. All of such investors were "accredited" as such term is defined under Rule 506 under the Securities Act of 1933. The Irrevocable Trust of James E. Lineberger u/a 12/17/98, affiliated with James E. Lineberger, a member of our Board of Directors, purchased $300,000 of the convertible notes. The private placement resulted in gross proceeds of $6,000,000 before placement agent fees and expenses associated with the transaction estimated to be $620,000.

The convertible notes issued by us in the private placement are unsecured and will become due on September 30, 2010, as may be extended at the option of the investors in certain circumstances. Prior to maturity, the convertible notes will be interest-only, with interest payments due quarterly at the rate of 4% per year.

The convertible notes are convertible initially into 2,000,000 shares of our common stock at an initial conversion price per share of $3.00, subject to full ratchet anti-dilution protection with respect to any future stock issuances below such conversion price. For the first 18 months following the effectiveness of a registration statement covering the shares of common stock underlying the convertible notes, the investors will have the right to participate up to one-third with any subsequent equity or equity-linked capital raising by us.

We shall have the right, in our sole discretion, to require that all of the outstanding convertible notes be redeemed at a price equal to 125% of the sum of
(i) the remaining principal, (ii) accrued and unpaid interest with respect to such principal and (iii) accrued and unpaid late charges with respect to such principal and interest, if a merger or acquisition, pursuant to which holders of common stock are to receive consideration consisting solely of cash, is consummated at any time while the convertible notes remain outstanding and certain other conditions are met. Furthermore, the anti-dilution protection and participation right outlined in the preceding paragraph will terminate if we are acquired by a publicly traded corporation having an equity market capitalization exceeding $150,000,000 and certain other conditions are met.

We may require the investors to convert all or any portion of the convertible notes into shares of common stock if the volume weighted average price of the common stock exceeds (i) $6.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2006 or (ii) $5.50 for any 20 trading days in any 30 consecutive trading day period after September 30, 2007 and certain other conditions are met.

Under a Registration Rights Agreement entered into between us and the investors listed on the schedule of buyers attached thereto, we are required to use our best efforts to file a Registration Statement on Form SB-2 covering 130% of the shares of common stock underlying the convertible notes (to provide for possible adjustments to the conversion price) as soon as practicable after the closing, but in no event later than 45 calendar days from the closing, and to use our best efforts to cause such registration statement to become effective as soon as possible, but in any event within 90 calendar days (or 120 days in the case of a full review by the Securities and Exchange Commission) from the closing. If such registration statement is not filed or declared effective in a timely manner as provided above or is not maintained effective, we will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement.

No indebtedness, except Senior Permitted Indebtedness as defined, shall be senior to any indebtedness under the convertible notes. The agreements also include certain covenants, including covenants prohibiting us, subject to certain exceptions, from incurring debt, unless such debt does not, as of the date on which it is incurred, exceed three times LTM EBITDA. The convertible notes also include covenants against paying dividends, making redemptions and incurring liens, subject to certain exceptions.

The investors were granted the option to invest an additional $1,250,000 through the purchase of additional convertible notes at a conversion price of $3.60 per share.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INKSURE TECHNOLOGIES INC.


By: /S/ Elie Housman
--------------------
Elie Housman
Chairman and Chief Executive Officer

Date: October 3, 2005

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                                  EXHIBIT INDEX



EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

4.1                 Form of Convertible Note.

10.1 Securities Purchase Agreement, dated September 30, 2005, by and among InkSure Technologies Inc. and the investors listed on the Schedule of Buyers attached thereto.

10.2 Registration Rights Agreement, dated September 30, 2005, by and among InkSure Technologies Inc. and the investors listed on the Schedule of Buyers attached thereto.

10.3                Irrevocable Transfer Agent Instructions, dated September 30,
                    2005.